Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "APT SYSTEMS, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2016, AT 1:42 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4891616 8100
SR# 20166424945

Authentication: 203255410
Date: 10-31-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:42 PM 10/31/2016
FILED 01:42 PM 10/31/2016
SR 20166424945 - File Number 4891616

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

APT SYSTEMS, INC

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " ARTICLE IV " so that, as amended, said Article shall be and read as follows:

The number of shares the company is authorized to issue 310,000,000 at par value of $.0001 for common shares and $.001 for preferred shares. Breakdown of class of shares shall be 300,000,000 common shares, par value $.0001 and 10,000,000 preferred shares, par value $.001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this OCTOBER day of 27th, 2016.

By: [signature] Digitally signed by Joseph Gagnon

Authorized Officer

Title: Secretary and Director

Name: Joseph Gagnon

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